UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided pursuant to Item 2.03 of this Current Report on Form 8-K regarding the Wind Down DIP Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 11, 2011, Seahawk Drilling, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, Seahawk Global Holdings LLC, a Delaware limited liability company, Seahawk Mexico Holdings LLC, a Delaware limited liability company, Seahawk Drilling Management LLC, a Delaware limited liability company, Seahawk Drilling LLC, a Delaware limited liability company, Seahawk Offshore Management LLC, a Delaware limited liability company, Energy Supply International LLC, a Delaware limited liability company, and Seahawk Drilling USA LLC, a Delaware limited liability company (collectively, the “Subsidiaries” and, together with the Company, the “Debtors”), each filed voluntary petitions for relief (collectively, the “Bankruptcy Case”) under chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”). On April 27, 2011, the Debtors completed their previously announced sale of substantially all of their drilling and other related assets (the “Sale”) to Hercules Offshore, Inc. (“Hercules”) and its newly-formed acquisition subsidiary, SD Drilling LLC (collectively, the “Purchasers”), pursuant to that certain Asset Purchase Agreement, dated February 11, 2011, among the Debtors and Purchasers (“Asset Purchase Agreement”). The Sale was conducted under the provisions of Section 363 of the Bankruptcy Code and approved by the Bankruptcy Court on April 5, 2011.

The Debtors received total consideration, subject to post-closing adjustment, consisting of 22,321,425 shares of common stock of Hercules (the “Hercules Shares”) and $25,000,012 in cash. The Purchasers also assumed certain liabilities associated with the purchased assets. The stock and cash components of the transaction have an approximate value of $154.5 million based on Hercules closing stock price of $5.80 per share on the day preceding the closing. Substantially all of the cash proceeds from the sale will be used to repay the Debtor-In-Possession Credit Agreement (“DIP Credit Agreement”) provided by D.E. Shaw Direct Capital Portfolios, L.L.C,, and certain operating, professional and closing expenses incurred through April 27, 2011. The Hercules stock will be held pursuant to an escrow agreement pending confirmation of a plan of reorganization and subsequent distribution to claim holders.

See the Company’s Current Report on Form 8-K filed on February 14, 2011 for more information concerning the Asset Purchase Agreement and the DIP Credit Agreement.

There is no material relationship, other than in respect of the Asset Purchase Agreement and the transactions contemplated thereby, between the Purchasers or any of its affiliates, on the one hand, and the Company or any of its affiliates, or any of the Company’s directors or officers, or associates of such directors or officers, on the other hand.

On April 27, 2011, the Company and Hercules issued a press release announcing the completion of the Sale. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

All documents filed in connection with the Bankruptcy Case are publicly available and may be accessed free of charge at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, http://www.kccllc.net/seahawk.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2011, the Debtors entered into a Debtor–in–Possession Loan, Security and Guaranty Agreement (the “Wind Down DIP Agreement”) with Hayman Capital Master Fund, L.P. (the “Lender”), to fund the Debtors’ operations during the period following the closing of the Sale through confirmation of a chapter 11 plan of reorganization in the Bankruptcy Case. An Interim Order approving the Wind Down DIP Agreement was entered by the Bankruptcy Court on April 26, 2011. Pursuant to the Wind Down DIP Agreement, the Lender has agreed to a super-priority secured term loan financing of up to $14.25 million in two separate tranches: (a) a Tranche A Term Loan of $5.75 million after the closing of the Sale, and (b) a Tranche B Term Loan of up to $8.50 million in a single draw upon the satisfaction of certain conditions precedent, including the entry of a final order approving the Wind Down DIP Agreement on or before May 10, 2011. The loans under the Wind Down DIP Agreement bear interest at 13% per annum, unless an Event of Default (as defined in the Wind Down DIP Agreement) occurs, in which case the loans will bear interest at 15% per annum. Accrued interest on the loans is payable in arrears on the last day of each calendar month and on the maturity date and, if not paid in cash, is payable in kind by adding such accrued interest not paid in cash to the unpaid principal balance of the loans.

The Wind Down DIP Agreement contemplates that the Company may use funds loaned thereunder for (a) the orderly wind down of the Company’s bankruptcy estate, including all costs, fees, expenses (including, without limitation, legal fees and expenses) payable to the Lender and (b) the administration of claims and distributions to creditors and interest holders in accordance with a budget acceptable to the Lender.

The Wind Down DIP Agreement will mature on the earlier of (a) January 31, 2012, and (b) the second business day after the effective date of a confirmation of a chapter 11 plan of reorganization in the Bankruptcy Case, which, in part, provides for the full payment of all amounts due under the Wind Down DIP Agreement. The borrowings under the Wind Down DIP Agreement are restricted to amounts allowed under a wind down budget, subject to a 20% variance.

The foregoing description of the terms of the Wind Down DIP Agreement is qualified in its entirety by reference to the Wind Down DIP Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The disclosures in Item 2.01 of this Form 8-K are incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range or amounts expected to be incurred in connection with the Sale and the Bankruptcy Case, both with respect to each major type of costs associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated February 11, 2011, by and among Seahawk Drilling, Inc., Seahawk Global Holdings LLC, Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Drilling LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling USA LLC, Hercules Offshore, Inc. and SD Drilling LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2011).

10.1	Debtor-In-Possession Loan, Security and Guaranty Agreement, dated April 27, 2011, by and among Seahawk Drilling, Inc., Seahawk Global Holdings LLC, Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk

Drilling LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling USA LLC and Hayman Capital Master Fund, L.P.

99.1	Press Release dated April 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: April 27, 2011	By:	/S/ JAMES R. EASTER
James R. Easter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated February 11, 2011, by and among Seahawk Drilling, Inc., Seahawk Global Holdings LLC, Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Drilling LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling USA LLC, Hercules Offshore, Inc. and SD Drilling LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2011).

10.1	Debtor-In-Possession Loan, Security and Guaranty Agreement, dated April 27, 2011, by and among Seahawk Drilling, Inc., Seahawk Global Holdings LLC, Seahawk Mexico Holdings LLC, Seahawk Drilling Management LLC, Seahawk Drilling LLC, Seahawk Offshore Management LLC, Energy Supply International LLC, Seahawk Drilling USA LLC and Hayman Capital Master Fund, L.P.

99.1	Press Release dated April 27, 2011.